EXHIBIT 23.1

             [LETTERHEAD OF MANNING ELLIOTT, CHARTERED ACCOUNTANTS]



CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interests Of Named Experts And Counsel" and to the use of our report dated March 15, 2004 in the Registration Statement on Form SB-2 Amendment Number 2 and related Prospectus of Gold Pick Mines, Inc. for the registration of 1,000,000 shares of its common stock.


[GRAPHIC OMITTED]


/s/ MANNING ELLIOTT
CHARTERED ACCOUNTANTS
April 5, 2004
Vancouver, British Columbia, Canada




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